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                                                                 EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT

            AGREEMENT made as of the 24th day of June, 1996, by and between Central Financial Acceptance Corporation, a Delaware corporation with its principal offices at 5480 East Ferguson Drive, Commerce, California 90022 (the "Corporation"), and Gary M. Cypres (the "Executive").

                              W I T N E S S E T H :

            In consideration of the mutual covenants contained herein, the parties hereto agree as follow:

            1. Term. The Corporation hereby employs the Executive as the Chairman of the Board of the Corporation, and the Executive agrees to serve the Corporation as such, upon the terms and conditions hereof for a period of five years commencing on the date hereof. The Executive also agrees to serve as the President and Chief Executive Officer of the Corporation for a period commencing on the date hereof and ending on December 31, 1997, unless Executive's employment under the Agreement is otherwise terminated in accordance with the provisions hereof. If the Corporation has not named a new President and Chief Executive Officer to serve commencing no later than January 1, 1998, the Executive will continue in such capacities for a period of up to three additional years, and will receive an adjustment to his compensation as determined by the Board of Directors.

            2. Duties.

               (a) Executive shall serve as the Chairman of the Board,
President, and Chief Executive Officer of the Corporation, with such duties and authority as are generally incident to such positions, or shall serve in such other senior management positions as the Corporation shall determine, provided that such other positions shall be comparable in authority and responsibility to the positions specified above. The Executive will hold such senior offices and/or directorships in the Corporation and/or its subsidiaries or affiliates to which he may be elected or appointed from time to time, provided that such offices shall not be inconsistent with his duties and authority as aforesaid.
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               (b) The Executive agrees that he will devote substantially all of his time and attention to the affairs of the Corporation, and will use his best efforts to promote the business and interests of the Corporation. The Executive further agrees that he will not engage, either directly or indirectly, in any other business or occupation during the term of employment hereunder. It is understood, however, that the foregoing will not prohibit the Executive from engaging in or conducting business, either directly or indirectly, with respect to Banner Central Electric, Inc., Banner Holdings, Inc., West Coast Private Equity Partners, L.P., Central Rents Holdings, Inc., Central Rents, Inc., and/or any of their subsidiaries or affiliates. It is further understood that the terms of this Agreement will not prohibit the Executive from engaging in personal investment activities for himself and his family which do not interfere with the performance of his duties hereunder.

            3. Compensation. The Corporation will pay the Executive a salary of $175,000 per annum, payable in equal installments in accordance with customary payroll practices for senior executives of the Corporation, in consideration for all services to be rendered by the Executive hereunder (including, without limitation, all services to be rendered by him as an officer and/or director of the Corporation and/or its subsidiaries and affiliates).

            The Company may also pay the Executive an annual bonus with respect to each fiscal year of the Corporation, either on an "ad hoc" basis, or pursuant to any bonus plan or arrangement for senior executives of the Corporation as may be established at the Corporation's discretion. However, nothing contained herein shall obligate the Corporation to pay any bonus to the Executive, it being understood that the payment of any such bonus shall be in the sole discretion of the Board of Directors, and that the amount thereof, if any, may vary depending on actual performance of the Corporation and/or the Executive, as determined by the Board.

            Nothing contained herein shall prohibit the Board of Directors of the Corporation, in its sole discretion, from increasing the compensation payable to the Executive pursuant to this Agreement and/or making available to the Executive other benefits in addition to those benefits which the Executive is entitled to hereunder.


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            4. Expenses. The Executive shall be entitled to reimbursement by the
Corporation, in accordance with the Corporation's policies then applicable to senior executives at the Executive's level, against appropriate vouchers or other receipts for authorized travel, entertainment and other business expenses reasonably incurred by him in the performance of his duties hereunder.

            5. Executive Benefits.

               (a) General Benefits. The Executive shall be entitled to participate in, and receive benefits under, any pension, profit sharing, insurance, hospitalization, medical, disability, stock purchase, stock option, stock ownership, vacation or other employee benefit plan, program or policy of the Corporation which may be in effect at any time during the course of his employment by the Corporation, and which shall be generally available to senior executives of the Corporation occupying positions of comparable status or responsibility, subject to the terms of such plans, programs or policies. Notwithstanding the foregoing, the Corporation may in its discretion and at any time, change or revoke any of its employee benefits plans, programs or policies, and the Executive shall not be deemed, by virtue of this Agreement, to have any vested interest in any such plans, programs or policies, except as otherwise provided herein. The Corporation shall also provide the Executive, at the Corporation's expense, with an automobile reasonably appropriate to the Executive's position, as determined by the Corporation, for use by the Executive in connection with the performance of his duties hereunder.

               (b) SERP Plan Benefits. The Executive shall participate in the Corporation's Supplemental Executive Retirement Plan (the "SERP Plan"), and is hereby credited through the date of this Agreement with eight and one/half years of service for his contributions since current management acquired the operations of Banner Central Electric, Inc. in May 1991. Subject only to his continued employment with the Corporation through December 31, 1997, and in consideration for agreeing to act as the Corporation's President and Chief Executive Officer until December 31, 1997, on such date the Executive shall be fully vested in the SERP Plan (including credit for five Post-Effective Date Years of Service, as such term is defined in the SERP Plan) and his Normal Retirement Date for all purposes shall be deemed to be December 31, 2000. If


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the Executive is terminated without "cause", as defined in Paragraph 8 below, becomes disabled, or dies at any time after the date hereof, then the Corporation will commence immediately to pay the Executive or his estate under the SERP Plan a benefit equal to his full vested interest (including credit for five Post-Effective Date Years of Service) as if he had worked to his Normal Retirement Date (the first day of the month after the Executive attains age 60). Thus, by way of example of the above contained provisions, if Executive retires on December 31, 2000, the numerator of the fraction referred to in the definition of Accrued Benefits in Section 2(a) of the SERP Plan shall be 13 and the denominator shall be 13. Further, for purposes of the definition of Final Average Compensation in Section 2(j) of the SERP Plan, if the Executive's Final Average Compensation must be calculated before December 31, 1997, his Final Average Compensation shall be the higher of (I) as determined pursuant to the SERP Plan and the provisions of this Agreement and (ii) $175,000. To the extent of any inconsistency between this Agreement and the SERP Plan, the terms of this Agreement shall prevail.

            6. Withholding. All payments required to be made by the Corporation to the Executive hereunder shall be subject to the withholding of such amounts relating to taxes and other governmental assessments as the Corporation may reasonably determine it is obligated to withhold pursuant to any applicable law, rule or regulation.

            7. Death; Permanent Disability. This Agreement shall terminate upon the death of the Executive during the term of this Agreement, except as otherwise provided herein. If the Executive fails to perform the services required hereunder during the term of this Agreement because of illness or other incapacity for any consecutive period of more than 180 days, or for shorter periods aggregating more than 180 days in any consecutive twelve-month period (any such illness or incapacity being hereinafter referred to as "permanent disability"), then the Corporation, in its discretion, may at any time thereafter terminate this Agreement upon not less than 10 days' written notice thereof to the Executive, and this Agreement shall terminate and come to an end upon the date set forth in said notice as if said date were the termination date of this Agreement; provided, however, that such termination shall not become effective if, prior to the date when such notice is given, the Executive's illness or incapacity shall end and he shall be physically and mentally able to perform the


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services required hereunder, and shall have taken up and begun performing such duties.

            If the Executive's employment shall be terminated by reason of his death or permanent disability, the Corporation shall be obligated to pay the Executive or his estate, commencing immediately, (i) a lump sum payment equal to the Executive's base salary for the remaining term of this Agreement (ii) a pro rata portion of any annual bonus which the Executive would otherwise have been entitled to receive pursuant to any bonus plan or arrangement for senior executives of the Corporation (such pro rata portion to be payable at the time such annual bonus would otherwise have been payable to the Executive) and (iii) subject to the terms thereof, any benefits which may be due to the Executive on the date of termination by reason of death or disability under the provisions of this Agreement, or any employee benefit plan, program, or policy.

            8. Termination.

               (a) Termination For Cause. The Corporation may at any time during the term of this Agreement terminate the employment of the Executive for cause. Termination for cause shall be by written notice which specifies the cause for termination, and termination of employment shall be immediately effective upon the Corporation giving the Executive such notice. For purposes of this Agreement, "cause" shall mean (I) any willful misconduct of the Executive in connection with the performance of any of his duties hereunder, including without limitation misappropriation of funds or property of the Corporation, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Corporation or any willful and intentional act having the effect of injuring the reputation, business or business relationships of the Corporation; (ii) willful failure, neglect, or refusal to perform the Executive's duties hereunder; (iii) breach of any material covenants contained in this Agreement; or (iv) conviction (or nolo contendere plea) in connection with any felony or misdemeanor involving moral turpitude. If the Executive is terminated for cause, the Corporation will be obligated to pay the Executive (i) only his base salary up to the date upon which the Corporation notifies him of his termination for cause, and (ii) subject to the terms thereof, any benefits which may be due to the Executive under the provisions of this Agreement, or any employee benefit plan, program, or policy. The Executive hereby disclaims any right to receive a pro rata portion of any annual bonus with

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respect to the fiscal year in which such termination for cause occurs.

               (b) Termination Without Cause. If the Executive is terminated without cause, becomes disabled or dies, then the Corporation will be obligated to pay him or his estate, commencing immediately, a lump sum payment equal to his base salary for the remaining term of this Agreement, in addition to any other compensation and/or benefits herein provided.

            9. Insurance. The Executive agrees that the Corporation may insure the life of the Executive in such amounts as the Corporation may in its discretion determine, and may designate the Corporation as the beneficiary under any such policy or policies. The Executive agrees that he will submit to a physical examination upon the Corporation's request, and will execute any applications or other documents as may be required to procure such life insurance.

            10. Non-Competition; Solicitation.

               (a) The Executive agrees that during his employment with the Corporation and for any period following his resignation or termination which period is greater than 12 months and for which the Executive has been paid a lump sum by the Corporation in accordance with this Agreement, he shall not, without the written consent of the Corporation and except as otherwise provided herein, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant, option holder, lender of money, guarantor or in any other capacity, participate in, engage in or have a financial interest or management position or other interest in any business, firm, corporation or other entity if it competes directly with any business operation conducted by the Corporation or its subsidiaries or affiliates or any successor or assign thereof, nor will he solicit any other person to engage in any of the foregoing activities. Participation in the management of any business operation other than in connection with the management of a business operation which is in direct competition with the Corporation or its subsidiaries or affiliates or any successor or assign thereof shall not be deemed to be a breach of this Section 10(a). The foregoing provisions of this Section 10(a) shall not prohibit the ownership by the Executive (as the result of open market purchase) of 1% or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or over-the-counter on the NASDAQ System.



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               (b) The Executive further agrees that at any time during his employment with the Corporation and for any period following his resignation or termination which period is greater than 12 months and for which the Executive has been paid a lump sum by the Corporation in accordance with this Agreement, he shall not solicit (or assist or encourage the solicitation of) any employee of the Corporation or any of its subsidiaries or affiliates to work for Executive or for any business, firm, corporation or other entity in which the Executive, directly or indirectly, in any capacity described in Section 10(a) hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position.

               (c) If any covenant contained in this Section 10, or any part thereof, is held by a court of competent jurisdiction to be unenforceable because of the duration of such provision, the activity limited by such provision, or the subject and/or area covered by such provision, then the court making such determination shall construe such restriction so as to thereafter limit or reduce the scope or duration of such provision or part thereof to be valid and enforceable to the greatest extent permissible under applicable law.

            11. Trade Secrets, Etc. The Executive agrees that he shall not, during or after the termination of this Agreement, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, technical data or know-how relating to the business, business practices, methods, products, processes, equipment, clients' prices or other confidential or secret aspect of the business of the Corporation and/or any subsidiary or affiliate, except as may be required in good faith in the course of his employment with the Corporation or by law, without the prior written consent of the Corporation, unless such information shall become public knowledge (other than by reason of Executive's breach of the provisions hereof).

            12. Acceptance by Executive. The Executive accepts all of the terms and provisions of this Agreement and agrees to perform all of the covenants on his part to be performed hereunder.

            13. Equitable Remedies. The Executive acknowledges that he has been employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation and that the Corporation will suffer


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irreparable damage if any provisions of Sections 10 or 11 hereof are not performed strictly in accordance with their terms or are otherwise breached. The Executive hereby expressly agrees that the Corporation shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by the Executive and to secure enforcement of the provisions of Sections 10 or 11 hereof. Resort to such equitable relief, however, shall not constitute a waiver or any other rights or remedies which the Corporation may have.

            14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and there are no other terms other than those contained herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance of the parties hereto or by a writing signed by the parties hereto. No waiver by the Corporation or any breach by the Executive of any provision or condition of this Agreement to be performed by him shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time.

            15. Severability. The validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired in the event that any provision in this Agreement shall be declared invalid, illegal or unenforceable by any court of competent jurisdiction.

            16. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in the United States enclosed in a registered or certified post-paid envelope, return receipt requested, and addressed to the appropriate parties at the address stated below, or to such changed addresses as such parties may designate by notice;

     Correspondence to:  5480 East Ferguson Drive
                         Commerce, California 90022

provided, however, that any notice of change of address shall be effective only upon receipt.



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            17. Successors and Assigns. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder (except for an assignment or transfer by the Corporation to a successor as contemplated by the following proviso); provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, any successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all of the assets of the Corporation, or otherwise, and upon the Executive, his heirs, executors, administrators and legal representatives.

            18. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of California without giving effect to any principles of conflict of laws.

            19. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

                                     CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                     By: ____________________________________
                                         Gary M. Cypres, President and CEO


                                         ____________________________________
                                         Executive





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